UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

INPIXON

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of December 15, 2017, Inpixon, a Nevada corporation (the “Company”), pursuant to certain Exchange Agreements (the “Exchange Agreement”), by and between the Company and the holders (the “Holders”) of those certain warrants (the “Warrants”) originally issued on December 15, 2016 in accordance with that certain Securities Purchase Agreement, dated December 12, 2016, by and among the Company and the Holders (the “Purchase Agreement”), the Company agreed to issue up to an aggregate of 2,000,000 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the Holders, in exchange for the termination and cancellation of such Warrants.

In addition, the Holders (for themselves and their affiliated parties) have agreed to (a) to limit all sales of the Company’s common stock to no more than five percent (5%) of the average daily trading volume as reported by the Nasdaq Stock Market for the five trading days immediately prior to such sale, until all of the Exchange Shares issued to such Holder have been sold; and (b) a release of any and all claims that they may have had or claimed to have against the Company (and its affiliated parties) relating to or arising out of the Warrant or the Purchase Agreement.

The Exchange Shares will be issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). In compliance with Section 3(a)(9) of the Securities Act, the Exchange Shares will be issued to the Holders in exchange for the Warrants without the payment of any other consideration by the Holder. Additionally, neither the Holder nor the Company (nor any of their affiliates nor any person acting on behalf of or for the benefit of any of the foregoing), has paid or given or will pay or give, any commission or other remuneration, directly or indirectly, to any third party for soliciting the Exchange.

The description of the Exchange Agreements herein is not complete and is qualified by the full text of the form of such Exchange Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the issuance of the Exchange Shares is hereby incorporated by reference into this Item 3.02. The offer and sale of the Exchange Shares was not registered under the Securities Act, in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the Exchange Shares are being issued in exchange for the Warrants which are other outstanding securities of the Company; (b) there is no additional consideration of value being delivered by the Holder in connection with the Exchange; and (c) there are no commissions or other remuneration being paid by the Company in connection with the Exchange. As of December 15, 2017, the Company has 23,356,814, shares of common stock issued and outstanding, prior to the issuance of the Exchange Shares.

Item. 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement, dated December 15, 2017, by and among Inpixon and each of the Holders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 18, 2017	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Exchange Agreement, dated December 15, 2017, by and among Inpixon and the Holders.

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